Exhibit 99.1
Revance Reports First Quarter 2024 Financial Results, Provides Corporate Update

–Total net product revenue (DAXXIFY® and RHA® Collection) of $51.7 million, a YoY increase of 13%.
–DAXXIFY® net revenue of $22.1 million, after a reduction of $2.0 million related to a consumer coupon program.
–Toxin market share increased from 3.0% in Q4’23 to 3.7% in Q1’24.
–Aesthetic units sold increased 105% YoY and 7% QoQ, despite traditional seasonality.
–RHA® Collection net revenue of $29.6 million; filler market share increased from 9.1% in Q4’23 to 9.8% in Q1’24.
–Revance launches DAXXIFY for Cervical Dystonia, with coverage for 78% of commercial lives and continued positive real-world physician feedback from PrevU program.
–Revance continues to expect 2024 total net product revenue, which includes sales of DAXXIFY and the RHA Collection, to be at least $280 million.
–Conference call and webcast today at 4:30 p.m. ET.

NASHVILLE, Tenn. --(BUSINESS WIRE)-- May 9, 2024 - Revance Therapeutics, Inc. (RVNC, www.revance.com), today reported financial results for the first quarter ended March 31, 2024 and provided a corporate update.

Financial Highlights
In connection with the exit of the Fintech Platform business, the results of the Fintech Platform business are reflected as discontinued operations in our financial statements as of March 31, 2024 and December 31, 2023 and for the periods ended March 31, 2024 and 2023. Therefore, the GAAP and non-GAAP results discussed below reflect our continuing operations and exclude results of the Fintech Platform, which was presented in our financial statements as the service segment.
•Total net revenue for the first quarter ended March 31, 2024 was $51.9 million compared to $45.8 million for the same period last year, representing an increase of 13%, due to an increase in DAXXIFY sales volume. Net revenue for the first quarter ended March 31, 2024 included $29.6 million of RHA Collection revenue, $22.1 million of DAXXIFY revenue, and $0.2 million of collaboration revenue.
•Selling, general and administrative (SG&A) expenses for the first quarter ended March 31, 2024 were $68.9 million compared to $61.9 million for the same period in 2023, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The increase was primarily due to higher sales and marketing expenses related to DAXXIFY and the RHA Collection. Excluding stock-based compensation, depreciation and amortization, non-GAAP SG&A expenses were $61.0 million for the first quarter ended March 31, 2024, compared to $50.9 million for the same period in 2023.
•Research and development (R&D) expenses for the first quarter ended March 31, 2024 were $14.4 million compared to $17.5 million for the same period in 2023. The decrease was primarily due to lower clinical trial and regulatory activity. Excluding stock-based compensation, depreciation and amortization, non-GAAP R&D expenses were $12.7 million for the first quarter ended March 31, 2024, compared to $13.7 million for the same period in 2023.
•Total operating expenses for the first quarter ended March 31, 2024 were $98.8 million compared to $92.5 million for the same period in 2023. Excluding cost of product revenue (exclusive of amortization), stock-based compensation, depreciation and amortization, non-GAAP operating expenses for the first quarter ended March 31, 2024 were $73.6 million, compared to $64.5 million for the same period in 2023.
•Net loss from continuing operations for the first quarter ended March 31, 2024 was $49.5 million compared to $48.5 million for the same period in 2023.
•Cash, cash equivalents and short-term investments as of March 31, 2024 were $277.1 million.

“We are very pleased to see the DAXXIFY strategy change continue to drive the desired momentum and market share gains. Notably, we saw a healthy uptick in volume both on a year-on-year basis, where aesthetic units sold increased by 105%, and on a sequential quarterly basis where aesthetic units sold increased by 7% despite traditional Q4 to Q1 seasonality. The positive impact of our strategy change was further reflected in our market share gains where DAXXIFY’s share increased from 3.0% in Q4’23 to 3.7% in Q1’24.1 DAXXIFY’s net revenue was $22.1 million for the quarter, after a reduction of $2.0 million related to a consumer coupon program. In addition, the RHA Collection continued to outpace the market growing share from 9.1% in Q4’23 to 9.8%1 in Q1’24, against the backdrop of a soft filler market,” said Mark J. Foley, President and Chief Executive Officer. “Moving forward, our aesthetics business will be focused on expanding our DAXXIFY and RHA customer base while also driving deeper account penetration. Overall, we are pleased with the traction we are seeing with DAXXIFY and are encouraged by our ability to continue to take filler share, particularly as we kick-off a number of important initiatives designed to drive further growth. Additionally, today, we announced the commercial launch of DAXXIFY in cervical dystonia, which we believe will be an important driver of top line growth for us over time. We continue to be encouraged by the results of our CD PrevU Program, as well as the progress we have made on reimbursement. Currently, DAXXIFY is covered by approximately 78% of commercial payors which, when combined with our government coverage, represents over 200 million lives. In sum, we remain on track to generate combined sales of DAXXIFY and the RHA Collection of at least $280 million in 2024.”

First Quarter Highlights and Subsequent Updates
•DAXXIFY continued to take share, with aesthetic units sold up 105% YoY and 7% QoQ, despite typical first quarter seasonality; DAXXIFY net product revenue was $22.1 million, after a $2.0 million reduction related to a consumer coupon program during the quarter that functioned like a rebate.
•RHA Collection also took share against the backdrop of a soft filler market and an ongoing focus on DAXXIFY; RHA Collection net product revenue was $29.6 million, representing a YoY decrease of 2%. In April, we launched RHA 3 for lip augmentation and fullness – the #1 performed filler procedure in the U.S.
•Accounts across Revance’s aesthetic portfolio totaled over 7,500 at the end of the first quarter 2024. The company ended the quarter with over 3,500 accounts that have ordered DAXXIFY.
•Expanded into the U.S. therapeutics market in May 2024 with the launch of DAXXIFY for the treatment of cervical dystonia. DAXXIFY for the treatment of cervical dystonia is the first and only peptide-formulated, long-lasting neurotoxin that offers the potential to improve duration of symptom control. Today’s launch enables the company to enter the $2.7 billion U.S. therapeutic neurotoxin market with a new and compelling treatment option.
•In February 2024, Revance received a permanent J-Code for DAXXIFY and announced the publication of DAXXIFY’s pivotal study (ASPEN-1) results in Neurology®. The assignment of a J-Code by the U.S. Centers for Medicare and Medicaid Services streamlines future reimbursement for DAXXIFY. The peer-reviewed publication in Neurology of DAXXIFY’s pivotal data in therapeutics reinforced the product’s long duration of effect and favorable safety profile.
•In March, the company successfully completed an offering of common stock for gross proceeds of $100.0 million, which further bolstered the company’s financial standing, and provides balance sheet optionality.

2024 Financial Outlook
Revance continues to expect 2024 total net product revenue, which includes sales of DAXXIFY and the RHA Collection, to be at least $280 million. Revance continues to expect 2024 GAAP operating expenses from continuing operations to be between $460 million to $490 million and non-GAAP operating expenses from continuing operations to be between $290 million to $310 million. Revance continues to expect non-GAAP SG&A expenses from continuing operations to be between $240 million to $255 million.

With cash, cash equivalents, and short-term investments of $277.1 million as of March 31, 2024, and anticipated revenues and expenditures, management projects that the company will be funded to cash flow break-even and reach positive Adjusted EBITDA in 2025.

Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on May 9, 2024 to discuss its financial results and provide a corporate update. Individuals interested in listening to the conference call may do so by dialing (833) 470-1428 and reference conference ID: 663066, or from the webcast link in the investor relations section of the company’s website at: www.revance.com.
A webcast replay will be available beginning May 9, 2024, at 4:30 p.m. PT / 7:30 p.m. ET to August 9, 2024, at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, please register via the webcast link on the events page. The webcast will be available in the investor relations section on the company’s website for 90 days following the completion of the call.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY (DaxibotulinumtoxinA-lanm) for injection and the RHA Collection of dermal fillers in the U.S. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY in China.

Revance’s global headquarters and experience center is located in Nashville, Tennessee. Learn more at Revance.com, RevanceAesthetics.com, DAXXIFY.com, HCP.DAXXIFYCervicalDystonia.com, or connect with us on LinkedIn(https://www.linkedin.com/company/revance).
“Revance”, the Revance logo, and DAXXIFY are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to 2024 guidance, our expected cash flow breakeven and our ability and timing related to achieving positive Adjusted EBITDA; the potential benefits, safety, efficacy and duration (including while titrating doses) of DAXXIFY® for patients, physicians and payers; our opportunity in aesthetics and therapeutics; our growth potential and our ability to take share; the potential to set a new standard in healthcare; patient outcomes and physician experiences; development of an onobotulinumtoxinA biosimilar with our partner, Viatris; and commercialization of DAXXIFY® in China with our partner, Shanghai Fosun Pharmaceutical; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, supply chain and operational efficiencies; our financial performance and the economics of DAXXIFY and the RHA Collection of dermal fillers; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, duration, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors and physicians in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to strengthen professional partnerships; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2024, and including, without limitation, our Form 10-Q for the quarter ended March 31, 2024 expected to be filed with the SEC on May 9, 2024. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
Revance has presented certain preliminary and unaudited non-GAAP financial measures and forward-looking non-GAAP financial measures in this release, including non-GAAP SG&A expenses, non-GAAP R&D expenses, non-GAAP OPEX; and Adjusted EBITDA. As discussed above, the non-GAAP results discussed below reflect our continuing operations and exclude results of the service segment. Non-GAAP SG&A expense and non-GAAP R&D expense exclude depreciation, amortization and stock-based compensation; and non-GAAP OPEX excludes cost of product revenue (exclusive of amortization), depreciation, amortization and stock-based compensation. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation. The company excludes cost of product revenue (exclusive of amortization), depreciation, amortization and stock-

based compensation because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Company management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Revance is unable to reconcile forward-looking non-GAAP OPEX, non-GAAP SG&A expenses or Adjusted EBITDA to the most directly comparable GAAP measure because the items that are being excluded from the non-GAAP financial measure are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our forward-looking estimates and GAAP results. Such items include costs of revenue (exclusive of amortization), depreciation, amortization and stock-based compensation.

Sources
1.Guidepoint Qsight® Aesthetics Sales Measurement data

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2024	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$132,609	$137,329
Restricted cash, current	550	550
Short-term investments	144,463	116,586
Accounts receivable, net	29,887	27,660
Inventories	50,280	45,579
Prepaid expenses and other current assets	9,287	9,308
Current assets of discontinued operations	2,610	1,853
Total current assets	369,686	338,865
Property and equipment, net	17,505	17,225
Intangible assets, net	8,725	9,270
Operating lease right-of-use assets	70,245	53,167
Finance lease right-of-use asset	—	19,815
Restricted cash, non-current	5,895	5,995
Finance lease prepaid expense	35,846	32,383
Other non-current assets	217	321
Non-current assets of discontinued operations	—	1,413
TOTAL ASSETS	$508,119	$478,454
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$5,276	$13,554
Accruals and other current liabilities	40,311	52,863
Deferred revenue, current	9,784	10,737
Operating lease liabilities, current	7,126	5,703
Finance lease liability, current	—	2,651
Debt, current	5,000	2,500
Current liabilities of discontinued operations	1,406	1,216
Total current liabilities	68,903	89,224
Debt, non-current	424,838	426,595
Deferred revenue, non-current	71,403	70,419
Operating lease liabilities, non-current	38,813	40,985
Other non-current liabilities	2,835	2,835
TOTAL LIABILITIES	606,792	630,058
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 104,409,798 and 87,962,765 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	104	88
Additional paid-in capital	2,032,760	1,926,654
Accumulated other comprehensive gain (loss)	(25)	14
Accumulated deficit	(2,131,512)	(2,078,360)
TOTAL STOCKHOLDERS’ DEFICIT	(98,673)	(151,604)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$508,119	$478,454

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue, net	$51,719	$45,658
Collaboration revenue	217	116
Total revenue, net	51,936	45,774
Operating expenses:
Cost of product revenue (exclusive of amortization)	14,911	12,487
Selling, general and administrative	68,914	61,920
Research and development	14,393	17,532
Amortization	545	545
Total operating expenses	98,763	92,484
Loss from continuing operations	(46,827)	(46,710)
Interest income	2,996	2,970
Interest expense	(5,256)	(4,497)
Other expense, net	(438)	(234)
Net loss from continuing operations	(49,525)	(48,471)
Net loss from discontinued operations	(3,627)	(11,322)
Total net loss	(53,152)	(59,793)
Unrealized gain (loss)	(39)	249
Comprehensive loss	$(53,191)	$(59,544)

Basic and diluted net loss per share:
Continuing operations	$(0.54)	$(0.60)
Discontinued operations	(0.04)	(0.14)
Total net loss per basic and diluted share	$(0.58)	$(0.74)

Basic and diluted weighted-average number of shares used in computing net loss per share	91,919,018	81,134,111

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Product:
RHA Collection of dermal fillers	$29,570	$30,280
DAXXIFY	22,149	15,378
Total product revenue, net	$51,719	$45,658

Reconciliation of GAAP SG&A Expense from Continuing Operations to Non-GAAP SG&A Expense from Continuing Operations (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
SG&A expense from continuing operations	$68,914	$61,920
Adjustments:
Stock-based compensation	(7,384)	(9,555)
Depreciation and amortization	(554)	(1,498)
Non-GAAP SG&A expense from continuing operations	$60,976	$50,867

Reconciliation of GAAP R&D Expense from Continuing Operations to Non-GAAP R&D Expense from Continuing Operations (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
R&D expense from continuing operations	$14,393	$17,532
Adjustments:
Stock-based compensation	(1,379)	(1,397)
Depreciation and amortization	(344)	(2,473)
Non-GAAP R&D expense from continuing operations	$12,670	$13,662

Reconciliation of GAAP Operating Expenses from Continuing Operations to Non-GAAP Operating Expenses from Continuing Operations (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Total operating expenses from continuing operations	$98,763	$92,484
Adjustments:
Cost of product revenue (exclusive of amortization)	(14,911)	(12,487)
Stock-based compensation	(8,763)	(10,952)
Depreciation and amortization	(1,443)	(4,516)
Non-GAAP operating expenses from continuing operations	$73,646	$64,529

Investors
Laurence Watts, 619-916-7620
laurence@newstreetir.com

Media
Revance@evolvemkd.com